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                                  EXHIBIT 3.12

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              HELM RESOURCES, INC.

               Under Section 242 of the Delaware Corporation Law

                                   * * * * * *

        The undersigned, being the President and the Secretary of Helm Resources, Inc., a corporation organized and existing under and by virtue of the Corporation Law of the State of Delaware (the "Company"), DO HEREBY CERTIFY:

FIRST: That the name of the Company is HELM RESOURCES, INC.

SECOND: That the Certificate of Incorporation of the Company is hereby amended to effect a change in the corporate name pursuant to section 242(a)(1) of the Delaware Corporation Law as follows.

Paragraph FIRST of the Certificate of Incorporation is hereby amended as follows:

        "FIRST: The name of the Corporation is HELM CAPITAL GROUP, INC."

THIRD: That this amendment to the certificate of incorporation of HELM RESOURCES, INC. was duly authorized by the board of directors of the Company at a duly called meeting of the board held on September 3, 1997 and by the stockholders of the Company at the duly called annual meeting of stockholders held on October 29, 1997, all in accordance with Section 242 of the Delaware Corporation Law.

        IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 29th day of October, 1997 and affirm the same to be true under penalties of perjury.



                                           /s/ Herbert M. Pearlman
                                           ------------------------------
                                           Herbert M. Pearlman, President



                                           /s/ David S. Lawi
                                           ------------------------------
                                           David S. Lawi, Secretary

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